CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 42 to File No. 33-96132; Amendment No. 43 to File No. 811-9086) of TD Asset Management USA Funds Inc. of our reports dated December 19, 2011 and December 21, 2011, included in the 2011 Annual Reports to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania

February 24, 2012